UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : December 12, 2012
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MERA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	333-23460	04-3683628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8275 S. Easter Ave. Suite 200, Las Vegas, NV 89123
(Address of principal executive offices) (Zip Code)

604-500-4157
Registrant’s telephone number, including area code

2240 NW 19 th Street, Suite 911, Boca Raton, Florida 33431

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL AGREEMENT

On December 12, 2020, Mera Pharmaceuticals, Inc. (the “Company”) entered into an Agreement (the “Agreement”) with All Your Foods USA, Inc. under which All Your Foods USA, Inc. became a wholly owned subsidiary of the Company.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 12, 2020, Mera Pharmaceuticals, Inc. (the “Company”) entered into an Agreement (the “Agreement”) with All Your Foods USA, Inc. under which All Your Foods USA, Inc. became a wholly owned subsidiary of the Company. All Your Foods USA, Inc. is a subscription based home meal delivery company.

A subsidiary of All Your Foods, All Your Meals has been a thriving subscription fresh meal service for over four years. Located in Burnaby, BC, All Your Meals delivers fresh chef-created meals to individuals and businesses in the Lower Mainland of BC. As a chef-prepared meal delivery service, All Your Meals is uniquely positioned unlike other existing meal subscription companies that merely offer ingredients with the accompanying recipes. The Company’s daily prepared, delicious and easy meals have proven to address the need among a large and growing consumer demographic who simply do not have the time to cook or an interest in cooking.

Progress to-date: Since its establishment in 2015, All Your Meals has quickly progressed to becoming a reputable brand with a large base of loyal members. Its proprietary meal and membership system serve as a valuable asset going forward. Combined with an acquired solid operational infrastructure, logistics management and delivery network, these allow the Company to develop a capacity and operational knowledge for large-scale production and market expansion.

The management of All Your Meals has incorporated a US Subsidiary, All Your Foods USA Inc, which has just completed its acquisition of Chop & Chisel, an established meal prep delivery with over $650,000 in annual revenue in all-stock deal (time). Founded in 2015, Chop & Chisel is a healthy meal delivery serving Charlotte, Huntersville, North Carolina and surrounding areas. The acquisition endows All Your Foods USA with existing database of subscribers that generate steady and growing revenue in a fast-growing market. The acquisition includes three retail locations and an established delivery footprint in the regions. All Your Foods USA will considerably enhance Chop & Chisel’s operation by its technology infrastructure including membership management, delivery tracking and scalability.

The current success of All Your Meals is attributed to the collective expertise and experience of its management team:

Benny Doro, President Benny Doro is a successful businessman with over 20 years of experience in venture capitalism on Wall Street, early stage financing, entertainment media management, and financial payment software development. He has also been in the food service space for many years.

Mark Wright, COO Mark Wright is a seasoned business professional with the ability and passion to take start-ups and catapult them to the next level or to refocus struggling enterprises on what is truly important.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mera Pharmaceuticals, Inc.

Dated: December 18, 2020	By:	/s/ Charles G. Spaniak, Sr.
	Name:	Charles G. Spaniak, Sr.
	Title:	Chief Executive Officer and President